                                                                   Exhibit 10.20





                              PURCHASE AGREEMENT

                            DATED FEBRUARY 3, 2000

                                    BETWEEN

                          DIVINE INTERVENTURES, INC.

                                      AND

                                  CMGI, INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
 1.  Authorization and Closing...............................................1
     1A.    Authorization of the Series E Preferred Stock
            and Class A Common Stock.........................................1
     1B.    Purchase and Sale of the Series E Preferred Stock
            and Class A Common Stock.........................................1
     1C.    The Closing......................................................2
     1D.    HSR Condition....................................................2
     1E.    HSR Filings......................................................2
     1F.    Termination......................................................3

 2.  Conditions of the Parties' Obligations at the Initial Closing...........3
     2A.    Certificate of Designation and Certificate of Incorporation......3
     2B.    Bylaws...........................................................3
     2C.    Representations and Warranties; Covenants........................3
     2D.    Registration Agreement...........................................4
     2E.    Intentionally Omitted............................................4
     2F.    Series E Stockholders Agreement..................................4
     2G.    Opinion of the Company's Counsel.................................4
     2H.    Officer's Certificate............................................4
     2I.    Company Resolutions..............................................4
     2J.    Purchaser Resolutions............................................4
     2K.    Consents.........................................................5

 3.  Covenants...............................................................5
     3A.    Financial Statements and Other Information.......................5
     3B.    Inspection of Property...........................................7
     3C.    Equity Issuances.................................................7
     3D.    Strategic Relationship...........................................9
     3E.    Exclusivity......................................................9
     3F.    Compliance with Rule 144.........................................9
     3G.    Termination.....................................................10
     3H     Repurchase of Securities........................................10

                                       1
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
 4.  Representations and Warranties of the Company...........................10
     4A.    Organization, Corporate Power and Licenses.......................10
     4B.    Capital Stock and Related Matters................................10
     4C.    Authorization; No Breach.........................................11
     4D.    Financial Statements.............................................12
     4E.    Absence of Undisclosed Liabilities...............................12
     4F.    No Material Adverse Change.......................................12
     4G.    Litigation, etc..................................................12
     4H.    Brokerage........................................................13
     4I.    Governmental Consent, etc........................................13
     4J.    Compliance with Laws.............................................13
     4K.    Investment Company...............................................13
     4L.    Disclosure.......................................................13
     4M.    Intellectual Property............................................14
     4N.    Investment Representations.......................................14

 5.  Definitions.............................................................16

 6.  Miscellaneous...........................................................19

     6A.    Expenses.........................................................19
     6B.    Remedies.........................................................19
     6C.    Purchaser's Representations......................................19
     6D.    Consent to Amendments............................................23
     6E.    Survival of Representations and Warranties.......................23
     6F.    Successors and Assigns...........................................23
     6G.    Severability.....................................................24
     6H.    Counterparts.....................................................24
     6I.    Descriptive Headings; Interpretation.............................24
     6J.    Generally Accepted Accounting Principles.........................24
     6K.    Governing Law....................................................24
     6L.    Notices..........................................................24
     6M.    No Strict Construction...........................................24
     6N.    Company Indemnification..........................................24
     6O.    Purchase Indemnification.........................................26
     6P.    Legends..........................................................26
     6Q.    Lock-up Agreements...............................................28

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

                           DIVINE INTERVENTURES, INC.

                               PURCHASE AGREEMENT


          THIS PURCHASE AGREEMENT (this "Agreement") is made as of February 3, 2000 between divine interVentures, inc., a Delaware corporation (the "Company"), and CMGI, Inc., a Delaware corporation (the "Purchaser" ). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 5 hereof.

          WHEREAS, the parties desire to enter into a long-term strategic relationship as further described herein.

          WHEREAS, as part of such strategic relationship, Purchaser desires to make an investment in the Company, and the Company desires to make an investment in Purchaser, on the terms and conditions described herein and in the Transaction Documents.

          WHEREAS, such strategic relationship and the agreement entered into by the parties hereto in connection therewith, is a condition to the execution and delivery of this Agreement and the issuance to the Purchaser of the Company's equity securities and the issuance to the Company of the Purchaser's equity securities.

          NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

              Section 1   Authorization and Closing.
                          -------------------------

              1A. Authorization of the Series E Preferred Stock and Class A Common Stock The Company shall authorize the issuance and sale to the Purchaser of an aggregate of 20,000,000 shares of its Series E Senior Participating Convertible Redeemable Preferred Stock, par value $0.001 per share (the "Series E Preferred Stock"), having the rights and preferences set forth in the Certificate of Designation of Series E Senior Participating Convertible Redeemable Preferred Stock attached as Exhibit A hereto (the "Certificate of Designation") and an aggregate of that number of shares of Class A Common Stock described in Section 1B(ii) below. The Series E Preferred Stock is convertible into shares of the Company's Class A Common Stock, par value $0.001 per share ("Class A Common Stock").

              1B. Purchase and Sale of the Series E Preferred Stock and Class A Common Stock. The Company shall sell to the Purchaser, and subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Company:

                  (i) At the Initial Closing, 18,284,327 shares of Series E Preferred Stock at a purchase price of $1.00 per share, for an aggregate purchase price of

     $18,284,327, which purchase price shall be paid in immediately available funds.

              (ii) Upon the consummation of a Qualified IPO, that number of shares of Class A Common Stock such that, immediately after the issuance thereof, Purchaser shall be the beneficial owner of 4.9% of the Class A Common Stock of the Company (determined in accordance with Rule 13d-3 of the Securities Exchange Commission promulgated under the Securities Exchange Act), for a price per share equal to that stated on the face of the prospectus in connection with the Qualified IPO as the price per share to the public of the Company's Class A Common Stock in the Qualified IPO, which purchase price shall be payable by the issuance of the CMGI Shares.

          1C. The Closing. The consummation of the purchase of the Series E Preferred Stock and the Class A Common Stock hereunder shall take place as follows:

              (i) Subject to Section 1D below and Section 2, the closing of the purchase and sale of the Series E Preferred Stock to the Purchaser (the "Initial Closing") shall take place at the offices of Katten Muchin Zavis, 525 West Monroe Street, Chicago, IL 60661 at 10:00 a.m. three (3) business days after such date as the conditions in Section 1D and Section 2 below shall have been satisfied. At the Initial Closing, the Company shall deliver a stock certificate evidencing all of the shares of the Series E Preferred Stock to be purchased by Purchaser hereunder, registered in Purchaser's name, upon payment of the aggregate purchase price therefore, by wire transfer in immediately available funds to an account designated by the Company to the Purchaser at least two (2) business days prior to the Initial Closing.

              (ii) Subject to Section 1D below, the closing of the purchase and sale of the Class A Common Stock to the Purchaser (the "Subsequent Closing") shall take place at the offices of Katten Muchin Zavis, 525 West Monroe Street, Chicago, IL 60661 at 10:00 a.m. on such time that is the later of (a) simultaneous with the consummation of the Qualified IPO, or
     (b) three (3) business days after such date as the conditions in Section 1D shall have been satisfied. At the Subsequent Closing, the Company shall deliver a stock certificate evidencing all of the shares of the Class A Common Stock to be purchased by Purchaser hereunder, registered in Purchaser's name, upon the issuance of the CMGI Shares registered in the Company's name.

          1D. HSR Conditions. Notwithstanding anything to the contrary herein, neither the Initial Closing nor the Subsequent Closing shall occur unless and until any filings required to be made by the Company and the Purchaser under the HSR Act shall have been made and the waiting period with respect thereto shall have expired or been terminated.

          1E. HSR Filings. As promptly as practicable after the date of this Agreement, each of the parties hereto will make any filings required by the HSR Act to be made by it in order to consummate the transactions contemplated hereby, and each party hereto will cooperate with the other party hereto in connection with any such filings required by the HSR Act. Notwithstanding anything to the contrary contained herein, nothing in this Agreement will require any Person, whether pursuant to an order of the Federal Trade Commission or the United States Department of Justice or otherwise, to dispose of any assets, lines of business or equity interests, or otherwise take any action that would materially affect its business, in order to obtain the consent of the Federal Trade Commission or the United States Department of Justice to the transactions contemplated by this Agreement. Each of the parties hereto shall promptly provide the other party (or its counsel) copies of all filings made and any materials submitted in connection with the HSR Act.

          1F. Termination. This Agreement may be terminated at any time prior to the consummation of the Initial Closing or the Subsequent Closing, as applicable, under the following described circumstances:

              (i) with respect to the Initial Closing and the Subsequent Closing, upon the mutual written consent of the Company and the Purchaser;

              (ii) with respect to the Initial Closing and the Subsequent Closing, by either of the Company or the Purchaser if the Initial Closing shall not have been consummated on or before March 10, 2000 or such later date as the parties may mutually agree, provided that the right to terminate this Agreement under this subsection 1F(ii) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Initial Closing to occur on or before such date; or

              (iii) with respect to the Subsequent Closing by either of the Company or the Purchaser if the Qualified IPO shall not have been consummated prior to the twelve month anniversary of the Initial Closing.

          Section 2 Conditions of the Parties' Obligations at the Initial Closing. The obligation of the Purchaser to purchase and pay for the Series E Preferred Stock at the Initial Closing, and for the Company to sell such Series E Preferred Stock, is subject to the execution and delivery of the parties of those agreements, and the taking of such other actions, before or simultaneous with the Initial Closing as follows:

          2A. Certificate of Designation and Certificate of Incorporation. The Company shall deliver evidence that its Certificate of Incorporation, as amended to include the provisions set forth in the Certificate of Designation (as the Certificate of Incorporation is in effect at the Signing, the "Amended Certificate"), have been filed with the Secretary of State of Delaware and are in full force and effect under the laws of the State of Delaware as of the Initial Closing.

          2B. Bylaws. The Company shall deliver a copy of its amended and restated bylaws (as in effect as of the Initial Closing, the "Bylaws").

          2C. Representations and Warranties; Covenants. The representations and warranties contained in Section 4 and Section 6 hereof shall be true and correct at and as of the

Initial Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company and the Purchaser shall have performed in all material respects all of the covenants required to be performed by them hereunder prior to the Initial Closing.

          2D. Registration Agreement. The Company and the Purchaser shall execute and deliver a registration rights agreement in the form of Exhibit B hereto (as may be amended, restated and supplemented from time to time in accordance with its terms, the "Registration Agreement"), and the Registration Agreement shall be in full force and effect as of the Initial Closing.

          2E.  Intentionally Omitted.

          2F. Series E Stockholders Agreement. The Company and the Purchaser shall execute and deliver a Series E stockholders agreement in the form of Exhibit C hereto (as may be amended, restated and supplemented from time to time in accordance with its terms, the "Series E Stockholders Agreement"), and the Series E Stockholders Agreement shall be in full force and effect as of the Initial Closing.

          2G. Opinion of the Company's Counsel. Katten Muchin Zavis, counsel for the Company, shall deliver to the Purchaser an opinion, the form of Exhibit D hereto, dated as of the Initial Closing.

          2H. Officer's Certificate. Each of the Company and the Purchaser shall deliver to the other an Officer's Certificate, stating that (i) the conditions described in Sections 2A through 2G (inclusive), 2I through 2K have been satisfied; (ii) such party has made all filings under all applicable federal and state securities laws necessary to consummate the transactions contemplated by this Agreement in compliance with such laws; and (iii) all corporate and other proceedings required to be taken by such party in connection with the transactions contemplated hereby to be consummated at or prior to the Initial Closing have been taken.

          2I. Company Resolutions. The Company shall deliver to the Purchaser at the Initial Closing the resolutions certified by the secretary of the Company as having been duly adopted by the Board, authorizing the execution, delivery and performance of this Agreement, the Registration Agreement, the Series E Stockholders Agreement and each of the other agreements contemplated hereby or thereby (collectively, the "Transaction Documents") to which the Company is party, the filing of the Certificate of Designation referred to in Section 2A, the issuance and sale of the Series E Preferred Stock and Class A Common Stock hereunder and, the reservation of a sufficient number of shares of Class A Common Stock for issuance upon conversion of the Series E Preferred Stock purchased hereunder.

          2J. Purchaser Resolutions. The Purchaser shall deliver to the Company at the Initial Closing the resolutions certified by the secretary of the Purchaser as having been duly adopted by its Board of Directors, authorizing the execution, delivery and performance of this Agreement, the Registration Agreement, the Series E Stockholders Agreement and each of the other Transaction Documents to which the Purchaser is a party, and the issuance and sale of the CMGI Shares hereunder.


          2K. Consents. (i) Each of the Company and the Purchaser shall have obtained and delivered to the other copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings; waivers of all preemptive rights and rights of first refusal and all waivers required under any agreements to which the Company is party), and (ii) the Company shall have obtained the approval of the Board.

          Section 3  Covenants.

          3A. Financial Statements and Other Information. After the Initial Closing, the Company shall deliver to the Purchaser so long as such Person holds the Underlying Class A Common Stock acquired by such Person at the Initial
Closing:

               (i) as soon as available but in any event within forty-five (45) days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter (such statements of income and cash flows shall also include disclosure of the operating results of the Company disaggregated from the operating results of the Company's Subsidiaries and Partner Companies), and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP and shall be certified by the chief financial officer of the Company or an officer holding an equivalent position;

               (ii) accompanying the financial statements referred to in subsection 3A(i), an Officer's Certificate stating that neither the Company nor any of its Subsidiaries is in default under any of its other material agreements or, if any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

               (iii) within ninety (90) days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with GAAP and accompanied by (a) with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing reasonably acceptable to the Purchaser and (b) a copy of such firm's annual management letter to the Board;

               (iv) within forty-five (45) days after the end of each fiscal quarter, unaudited statements of income and cash flows for each of the Company's Subsidiaries and Partner Companies for such fiscal quarter, and unaudited balance sheets for each of the Company's Subsidiaries and Partner Companies as of the end of such fiscal quarter, in the case of the Partner Companies to the extent available;

               (v) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

               (vi) at least ninety (90) days after the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets) as approved by a majority of the Board, and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets;

               (vii) promptly (but in any event within ten (10) business days) after the discovery or receipt of notice of any material default under any material agreement to which the Company or any of its Subsidiaries is a party or any other material adverse change, event or circumstance affecting the Company or any Subsidiary (including, without limitation, the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

               (viii) within ten (10) days after transmission or occurrence thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its shareholders or the financial community, copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and notice of any event which might have a significant effect on the Company's business prospects or financial condition or the Purchaser's investment in the Series E Preferred Stock;

               (ix) on a quarterly basis, any reports delivered to the Executive Committee members, as the form of such reports may be agreed upon from time to time between the Company and the Executive Committee, regarding the assets (and the valuation thereof) and income of the Company; and

               (x) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 3A may reasonably request.

Each of the financial statements referred to in subsection 3A(i) and 3A(iii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal recurring year-end adjustments, shall be consistent with the books and records of the Company and shall present fairly the consolidated financial condition of the Company and its Subsidiaries as of and for the periods set forth therein.

Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, the Purchaser shall use its reasonable best efforts to maintain the confidentiality of all nonpublic information obtained by it under this Section 3A which is proprietary or confidential in nature; provided that the Purchaser may disclose such information in connection with the sale or transfer or proposed sale or transfer of any Underlying Class A Common Stock, if the transferee or proposed transferee agrees in writing to be bound by this provision.

For purposes of this Agreement and the Registration Agreement, all holdings of the Class A Common Stock and Underlying Class A Common Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement or the Registration Agreement.

          3B. Inspection of Property. After the Initial Closing, the Company shall permit representatives designated by the Purchaser (so long as the Purchaser holds the shares of Underlying Class A Common Stock acquired by such Person at the Initial Closing), upon reasonable notice and during normal business hours and at such other times as such Person may reasonably request, to
(i) visit and inspect any of the properties of the Company and its Subsidiaries,
(ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom, and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by the Purchaser or any other permitted holder of Underlying Class A Common Stock to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons.

          3C.  Equity Issuances.

               (i) If after the date hereof the Company authorizes the issuance or sale of any Equity Securities, the Company shall offer to sell to each holder of Underlying Class A Common Stock a portion of such stock or securities equal to the quotient determined by dividing (1) the number of shares of Underlying Class A Common Stock held by such holder by (2) the total number of shares of Common Stock outstanding on a fully diluted basis. Each holder of Underlying Class A Common Stock shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons. The purchase price for all stock and securities offered to the holders of the Underlying Common Stock shall be payable in cash; provided that, if other Persons are to pay for such Equity Securities in whole or in part with consideration other than cash, then the Board, in its sole discretion, shall make a determination of the fair market value of such consideration, and each holder of Underlying Class A Common Stock will be entitled to purchase the Equity Securities for cash equal to the fair market value of the aggregate cash and non-cash consideration each of them would otherwise pay hereunder. Notwithstanding the foregoing, none of the holders of Underlying Class A Common Stock will be permitted to exercise its rights under this Section 3C unless it agrees to purchase its proportionate amount of each class or series of securities offered as a package or unit in the issuance of the Equity Securities.

               (ii) In order to exercise its purchase rights hereunder, a holder of Underlying Class A Common Stock must, within 30 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment, deliver a written notice to the Company describing its election hereunder (including the amount of Equity Securities it so elects to purchase); provided that funding the purchase of Equity Securities may be subject to the expiration or termination of any applicable waiting period under the HSR Act. If all of the stock and securities offered to the holders of Underlying Class A Common Stock is not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this Section 3C, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

               (iii) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Underlying Class A Common Stock have not elected to purchase during the 60 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 60-day period must be reoffered to the holders of Underlying Class A Common Stock pursuant to the terms of this Section 3C.

               (iv) The Company shall promptly deliver to holders of Underlying Class A Common Stock certificates evidencing the Equity Securities purchased by each such party hereunder, upon receipt of payment therefor, and upon execution of such documents and instruments as shall govern the issuance of such Equity Securities (which documents and instruments shall be substantially the same as those governing the issuance of the Equity Securities to other Persons).

               (v) Notwithstanding anything to the contrary herein, the rights of the holders of Underlying Class A Common Stock under this Section 3C may be waived on behalf of all holders of Underlying Class A Common Stock by the vote of the holders of at least a majority of the outstanding underlying Class A Common Stock; provided that only Persons not participating in the relevant financing may be counted towards, and participate in, such vote.

          3D. Strategic Relationship. So long as Purchaser and its Affiliates hold at least 75% of the Underlying Class A Common Stock and the Class A Common Stock purchased hereunder, it is the intention of the parties, without creating any legal obligations, to utilize, demonstrate and promote the products, services and other offerings of each other's Affiliates to the extent that such products and services meet the requirements and competitive price/performance specifications of other such Affiliates, subject to negotiation of acceptable terms and conditions including intellectual property rights, pricing, timing and availability, and further subject to existing contractual commitments, and provided such products, services and other offerings are not competitive with those of such Affiliates. The Company and Purchaser shall each designate a corporate officer as an "Executive Coordinator" who shall be responsible for all overall maters pertaining to this Section 3D. The initial Executive Coordinator for Purchaser shall be Laura Montgomery. The initial Executive Coordinator for the Company shall be Scott Hartkopf. The responsibilities of the Executive Coordinators are as follows:

               (i) Administer and coordinate the overall aspects of the strategic relationship between the parties;

               (ii) Arrange meetings, visits and consultations, including at least one conversation every two weeks, between the parties concerning the strategic relationship; and

               (iii) Review and approve plans for marketing and other programs to be administered under the strategic relationship. All expenditures arising under the strategic relationship must be approved by both Executive Coordinators.

          3E. Exclusivity. To induce the Purchaser to enter into the agreements contained herein and in the Transaction Documents, the Company hereby agrees that for the shorter of (i) the eighteen (18) months following the Initial Closing, or (ii) such time as Purchaser and its Affiliates no longer holds at least 75% of the Underlying Class A Common Stock and Class A Common Stock purchased hereunder, it will not enter into any strategic arrangement similar to the transactions contained in this Agreement with any of Idealab!, Internet Capital Group, Inc., Softbank Corp., or Safeguard Scientifics, Inc.

          3F. Compliance with Rule 144. At the request of any holder who proposes to sell CMGI Shares in compliance with Rule 144 of the Securities and Exchange Commission, the Purchaser will (i) forthwith furnish to such holder, upon request, a written statement of compliance with the filing requirements of the Securities and Exchange Commission as set forth in Rule 144, as such rule may be amended from time to time, and (ii) use its reasonable best efforts to make available to the public and such holders such information as will enable the holders to make sales pursuant to Rule 144.

          3G. Termination. Notwithstanding anything to the contrary herein, the provision of Section 3A through 3C shall terminate on a Qualified IPO.

          3H. Repurchase Right. The parties acknowledge and agree that Purchaser may wish to maintain its beneficial ownership interest in the Company at a level lower than five percent (5%) of the total Class A Common Stock of the Company and therefore agree as follows:

               (i) If for any reason, other than as a direct result of purchases or other direct of indirect voluntary acquisitions of securities of the Company by Purchaser and its Subsidiaries, Purchaser and its Subsidiaries beneficially owns or will beneficially own five percent (5%) or more of the outstanding shares of Class A Common Stock of the Company,

                    (a) Purchaser will have the right to sell back and the Company will be obligated to purchase that number of shares of common stock of the Company at Current Market Value (as defined below) as is necessary to reduce, or in anticipation of a proposed action by the Company that would result in increasing Purchaser's beneficial ownership of Class A Common Stock of the Company above five percent (5%) to maintain Purchaser's beneficial ownership interest below five percent (5%);

                    (b) In the event the Company does not have sufficient funds to permit Purchaser to exercise its rights under Section 3H(i)(b), or is restricted under applicable corporate law from purchasing sufficient shares of common stock of the Company, (x) Purchaser will have the right to sell, and the Company will be obligated to purchase, the maximum number of shares of common stock of the Company that the Company has funds to purchase and/or is legally permitted to purchase; (y) the Company will make reasonable efforts to raise sufficient funds to remove any legal obstacles so as to enable it to fulfill its obligation pursuant to Section 3H(i)(b) in the event the Company is unable to repurchase sufficient shares of common stock of the Company to satisfy its obligation pursuant to Section 3H(i)(b), subject to Section 6Q below, Purchaser will receive an additional demand registration right which will accelerate and become effective immediately and the Company will fully reimburse Purchaser for all costs and expenses in reducing its beneficial ownership below five percent (5%) and for any difference between the price per share payable pursuant to
     Section 3H(i)(b) assuming that the maximum number of shares of common stock of the Company were purchased at the Current Market Value as of the date on which Purchaser gave notice of its intent to sell shares of common stock of the Company pursuant to Section 3H(i)(b) and the net proceeds eventually received by Purchaser through the sale of shares of common stock of the Company pursuant to the additional demand registration right.

               (ii) "Current Market Value" shall mean the average closing price as publicly reported for the Nasdaq Stock Market as of 4:15 p.m. Eastern Time of the common stock of the Company over the last twenty (20) trading days ending two (2) trading days prior to the buy-back date. The following example is inserted solely for purposes of clarification of the preceding sentence: assume the date on which Purchaser exercises its right is Tuesday February 1, 2000, then the specified twenty- (20-) trading day period will end on and include Friday, January 28, 2000.

               (iii) The Company will not enter into any restrictive agreements or take any other actions that would impose any restrictions on or otherwise adversely affect Purchaser's right to maintain, at its option, a beneficial ownership level below five percent (5%) of the total Class A Common Stock of the Company, including authorizing any class of common stock other than the Class A Common Stock and Class B Common Stock of the Company currently authorized.

               (iv) For purposes of this Section 3H, beneficial ownership shall be determined in accordance with Rule 13d-3 of the Securities Exchange Commission promulgated under the Securities Exchange Act.


          Section 4   Representations and Warranties of the Company.

          As a material inducement to the Purchaser to enter into this Agreement and purchase the Series E Preferred Stock and Class A Common Stock hereunder, the Company hereby represents and warrants that:

          4A. Organization, Corporate Power and Licenses. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement and the other Transaction Documents to which the Company is a party.

          4B.  Capital Stock and Related Matters.

               (i) The attached Capitalization Schedule accurately sets forth the following information with respect to the Company's capitalization as of the date hereof and immediately thereafter: (1) the authorized capital stock of the Company, (2) the number of shares of each class of capital stock issued and outstanding, (3) the number of shares of each class of capital stock reserved for issuance upon exercise of options, warrants, convertible securities or other rights to acquire the Company's capital stock, (4) the name of each holder of capital stock and the amount of stock owned by each such holder and (5) with respect to all outstanding options, warrants and rights to acquire the Company's capital stock: the holder, the number of shares covered, the exercise price or conversion price, the vesting schedule and the expiration date, and all of the agreements or understandings entered into by the Company in connection with the issuance thereof or, if applicable, the conversion, exchange or exercise thereof.

               (ii) Neither the Company nor any of its Subsidiaries shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except as set forth on the Capitalization Schedule. Neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the Capitalization Schedule. All of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable, and the Class A Common Stock issuable upon conversion of the Series E Preferred Stock will, when issued, be duly authorized and validly issued, fully paid and nonassessable.

               (iii) There are no statutory preemptive rights or rights of refusal with respect to the issuance of the Series E Preferred Stock or Class A Common Stock Preferred Stock hereunder or the issuance of Class A Common Stock upon conversion of the Series E Preferred Stock or exercise of any of the outstanding options to acquire the Company Stock and the Company is not bound by any contractual pre-emptive rights or rights of first refusal except as expressly contemplated herein nor, to the knowledge of the Company, is any other Person. Except as set forth on the Capitalization Schedule, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Series E Preferred Stock or Class A Common Stock hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge after due inquiry, except as expressly contemplated herein or as set forth on the Capitalization Schedule, there are no agreements between the Company's shareholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs.

               (iv) Upon issuance in accordance with the terms hereof, the Series E Preferred Stock and the Class A Common Stock to be purchased hereunder will be duly and validly issued, fully paid, non-assessable and, and the Purchaser will have good and marketable title to such shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and under the Transaction Documents (including Sections 6P and 6Q below), (b) transfer restrictions under federal and state securities laws and (c) liens, claims or encumbrances imposed due to the actions of the Purchaser.

          4C.  Authorization; No Breach.

               (i) The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which the Company is a party, and the filing of the Certificate of Designation, will have been duly authorized by the Company as of the Initial Closing. This Agreement, each of the other Transaction Documents to which the Company is a party and the Amended Certificate will each constitute a valid and binding obligation of the Company, enforceable in accordance with its terms as of the Initial Closing.

               (ii) The execution and delivery by the Company of this Agreement and each of the other Transaction Documents to which the Company is a party, the offering, sale and issuance of the Series E Preferred Stock and Class A Common Stock hereunder, the issuance of Class A Common Stock upon conversion of the Series E Preferred Stock, the adoption of the Certificate of Designation and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not as of the Initial Closing (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the Amended Certificate or the Bylaws or the charter or bylaws of any Subsidiary of the Company, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject, other than filings required under the HSR Act.

          4D. Financial Statements. Attached hereto as the "Financial Statements Schedule" is the unaudited balance sheet of the Company as of September 30, 1999 (the "Latest Balance Sheet"), which Latest Balance Sheet is accurate and complete in all material respects, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with GAAP (except for the absence of footnotes and year-end accruals) and presents fairly the financial condition of the Company as of the date set forth therein.

          4E. Absence of Undisclosed Liabilities. The Company and its Subsidiaries do not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Signing, or any action or inaction at or prior to the Signing, or any state of facts existing at or prior to the Signing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities under executory contracts and (iii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit).

          4F. No Material Adverse Change. Since September 30, 1999, there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company and its Subsidiaries taken as a whole.

          4G. Litigation, etc. There are no actions, suits, proceedings or orders pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company and its Subsidiaries with respect to the Company's or its Subsidiaries' businesses or proposed business activities), or pending or threatened by the Company or any Subsidiary against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); and there is no basis for any of the foregoing. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency.

          4H. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary.

          4I. Governmental Consent, etc. Except for any filings required under the HSR Act, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the Transaction Documents to which the Company is a party, or the consummation by the Company of any other transactions contemplated hereby or thereby. The Company has not paid any filing fees for any Person (other than the Company) required in connection with any filing under the HSR Act.

          4J.  Compliance with Laws.

               (i) Neither the Company nor any Subsidiary has violated in the past, or is currently in material violation of, any material law or any material governmental rule, regulation or requirement, including, without limitation, the 1940 Act, the Securities Act and the HSR Act, and neither the Company nor any Subsidiary has received notice of any such violation.

               (ii) The written statements, private placement memorandum, documents, certificates or other items supplied by the Company to all other purchasers of its capital stock or securities prior to the date hereof did not contain any untrue statement of a material fact or omit to disclose a material fact necessary to make each statement contained therein not misleading

          4K. Investment Company. The Company is not an investment company required to be registered as such under the 1940 Act.

          4L. Disclosure. Neither this Agreement nor any of the exhibits, schedules, attachments, written statements, documents, certificates or other items supplied to the Purchaser by or on behalf of the Company (including, without limitation, the private placement memorandum) with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading.

          4M.  Intellectual Property.

               (i) Ownership or Right to Use. The Company or one of its Subsidiaries has sole title to and owns, or is licensed or otherwise possesses legally enforceable rights to use, or reasonably expects that it will be able to obtain licenses or legally enforceable rights to use, all material patents or patents or patent applications, software, know-how, registered or unregistered trademarks and service marks and any applications therefor, registered or unregistered copyrights and trade names any applications therefor, trade secrets or other confidential or proprietary information ("Intellectual Property") necessary to enable the Company and its Subsidiaries to carry on their respective businesses as currently conducted or as proposed to be conducted.

               (ii) Licenses; Other Agreements. Except as set forth on the "Licenses Schedule", there are not outstanding any material licenses or agreements of any kind relating to the licensure by the Company of any Intellectual Property owned by the Company or any of its Subsidiaries, except for agreements with customers of the Company or any such Subsidiary entered into in the ordinary course of business. Neither the Company nor any of its Subsidiaries is obligated to pay any material royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Intellectual Property (other than off the shelf commercial applications), except as it may be so obligated in the ordinary course of its business.

               (iii) No Infringement. Neither the Company nor any of its Subsidiaries is violating or infringing, and neither the Company nor any of its Subsidiaries has received any communication alleging that either the Company, any of its Subsidiaries or any of their respective employees or consultants has violated or infringed, any Intellectual Property of any other Person, except where such violation or infringement would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

               (iv) Materiality. Notwithstanding anything to the contrary herein, for purposes of this Section 4M "materiality" shall be determined by reference to the existence or absence of an item or matter that would reasonably be expected to have a material adverse effect on the Company and is Subsidiaries taken as a whole, and not with respect to any one Subsidiary.

          4N.  Investment Representations.

               (i) Investment Purpose. The Company (i) is acquiring the CMGI Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

               (ii) Accredited Investor Status. The Company is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

               (iii) Reliance on Exemptions. The Company understands that the CMGI Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Purchaser is relying in part upon the truth and accuracy of, and the Company's compliance with, the representations, warranties and agreements of the Company set forth herein in order to determine the availability of such exemptions and the eligibility of the Company to acquire such securities.

               (iv) Information. The Company has been furnished with all materials relating to the business, finances and operations of the Purchaser and materials relating to the offer and sale of the CMGI Shares which have been requested by Company. The Company has been afforded the opportunity to ask questions of the Company. The Company understands that its investment in the CMGI Shares involves a high degree of risk, including, without limitation, matters discussed under the caption "Management's Discussion and Analysis" in Purchasers Annual Report on Form 10-K for the fiscal year ended July 31, 1999. The Company understands that Purchaser had made and is making no representation regarding the future performance of Purchaser or the future market value of the CMGI Shares. The Company has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the CMGI Shares. Without limiting the generality of the foregoing, the Company has received and has had the opportunity to review certain information relating to Purchaser and the CMGI shares, including, without limitation, copies of the following:

                    (a) Purchaser's Annual Report on Form 10-K for the fiscal year ended July 31, 1999, as filed with the Securities and Exchange Commission (the "SEC") (excluding any exhibits thereto except for Exhibits 13.1, 13.2 and 13.3 thereto) on October 29, 1999;

               (b) The Purchaser's Quarterly Report on Form 10-Q for the period ended October 31, 1999 as filed with the SEC on December 15, 1999 (excluding any exhibits thereto);

               (c) The Purchaser's Proxy Statement for the 1999 Annual Stockholders Meeting as filed with the SEC on November 17, 1999;

               (d) The Purchaser's Current Report on Form 8-K as filed with the SEC on August 12, 1999 (excluding any exhibits thereto);

               (e) The Purchaser's Current Report on Form 8-K as filed with the SEC on September 2, 1999 (excluding any exhibits thereto);

               (f) The Purchaser's Current Report on Form 8-K as filed with the SEC on September 3, 1999 (excluding any exhibits thereto);

               (g) Purchaser's Current Report on Form 8-K as filed with the SEC on September 27, 1999 (excluding any exhibits thereto);

               (h) Purchaser's Current Report on Form 8-K as filed with the SEC on October 1, 1999 (excluding any exhibits thereto);

               (i) The Purchaser's Current Report on Form 8-K/A as filed with the SEC on November 1, 1999 (excluding exhibits thereto);

               (j) The Purchaser's Current Report on Form 8-K/A as filed with the SEC on November 17, 1999 (excluding any exhibits thereto);

               (k) The Purchaser's Current Reports on Forms 8-K each as filed with the SEC on December 17, 1999 (excluding any exhibits thereto); and

               (l) The Purchaser's Current Report on Form 8-K as filed with the SEC on January 24, 2000 (excluding any exhibits thereto).

          (v) No Governmental Review. The Company understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the CMGI Shares or the fairness or suitability of the investment in the CMGI Shares nor have such authorities passed upon or endorsed the merits of the offering of the CMGI Shares.

          (vi) Transfer or Resale. The Company understands that: (a) the CMGI Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or
     (B) sold in reliance on an exemption therefrom; and (b) neither the CMGI nor any other person is under any obligation to register such CMGI

     Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Company is able to bear the economic risk of its investment in the CMGI Shares for an indefinite period of time.

          (vii) Sophistication. The Company has knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments generally, is capable of evaluating the merits and risks of an investment in the CMGI Shares and is able to bear the economic risk of an investment in the CMGI Shares in the amount contemplated. The Company has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the CMGI Shares. The Company can afford a complete loss of its investment in the CMGI Shares.

          Section 5 Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

          "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

          "CMGI Shares" means that number of shares of the common stock of the Purchaser equal to (a) the aggregate purchase price for the Class A Common Stock being sold to Purchaser pursuant to Section 1B(ii) hereof, divided by (b) the average of the last reported sales price per share of the common stock of Purchaser on the Nasdaq National Market over the five consecutive trading days ending on the trading day that is three days prior to (but not including) the Subsequent Closing Date.

          "Equity Securities" means (i) any shares of common capital stock in the Company, whether now authorized or not, (ii) any rights, options or warrants to purchase any such common capital stock, or to purchase securities that may become convertible into, exercisable for or exchangeable for such common capital stock, and (iii) any securities convertible into, exercisable for or exchangeable for common capital stock in the Company, and (iv) notes or debt securities containing equity or profit participation features; provided, however, Equity Securities shall not include (a) securities issued or issuable to employees, consultants or members of the Board for the purpose of soliciting or retaining their services to the extent approved by the Board or compensation committee thereof, (b) securities offered by the Company pursuant to a Public Offering, (c) securities issued as a dividend on, subdivision of or other distribution in respect of all Common Stock, (d) securities issued upon conversion, exercise or exchange of any previously issued Equity Securities so long as such securities are issued pursuant to the terms of such previously issued Equity Securities as in effect at the time of such prior issuance, (e) securities issued to financial institutions in connection with senior or subordinated indebtedness of the Company, (f) securities issued to strategic partners (i.e. Persons not principally in the business of acting as a financial investor providing capital through equity investments or Persons not otherwise principally acting in such a capacity with respect to their investment in the Company) determined to be such by the Board, or (g) securities issued pursuant to the acquisition of another Person by the Company by merger, purchase of substantially all of the assets of such other entity, or by other transaction or reorganization whereby the Company ends up owning, directly or indirectly, greater than fifty percent (50%) of the equity and voting power of such entity or otherwise controls such entity.

          "Executive Committee" means the Executive Committee of the Board.

          "GAAP" means generally accepted United States accounting principles, consistently applied.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Premerger Notification Rules promulgated thereunder.

          "1940 Act" means the Investment Company Act of 1940, as amended.

          "Officer's Certificate" means a certificate signed by the Company's or Purchaser's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "Partner Company" means any Person which is not a Subsidiary and of which the Company owns any equity security (i) equal to or greater than 20% of the common stock (on a fully-diluted basis) of such Person, or (ii) with a cost to the Company in excess of $20,000,000.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Public Offering" means an underwritten public offering pursuant to an effective registration statement filed by the Company (or any successor entity to the Company) with the Securities and Exchange Commission under the Securities Act with respect to common equity of the Company (or any successor entity to the Company).

          "Qualified IPO" shall have the meaning given such term in the Certificate of Designation.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

          "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

          "Underlying Class A Common Stock" means (i) the Class A Common Stock issued or issuable upon conversion of the Series E Preferred Stock issued at Closing and (ii) any Class A Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds any shares of Series E Preferred Stock shall be deemed to be the holder of the Underlying Class A Common Stock obtainable upon conversion of the Series E Preferred Stock in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Series E Preferred Stock, such Underlying Class A Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of Underlying Class A Common Stock hereunder. As to any particular shares of Underlying Class A Common Stock, such shares shall cease to be Underlying Class A Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the Company or any Subsidiary.

          Section 6   Miscellaneous.

          6A. Expenses. The Company shall pay, and hold the Purchaser and all holders of Series E Preferred Stock, Class A Common Stock and Underlying Class A Common Stock harmless against liability for the payment of, (i) the fees and expenses incurred with respect to the enforcement of the rights (in connection with a breach or threatened breach by the Company) granted under this Agreement, the other Transaction Documents to which the Company is a party, the Amended Certificate or the Certificate of Designation and (ii) the fees and expenses incurred by the holders of a majority of Underlying Class A Common Stock with respect to defaults or breaches by the Company under this Agreement, the other Transaction Documents to which the Company is a party, the Amended Certificate and the Certificate of Designation. Purchaser shall pay, and hold the Company and all holders of the CMGI Shares harmless against liability for the payment of, (i) the fees and expenses incurred with respect to the enforcement of the rights (in connection with a breach or threatened breach by Purchaser) granted under this Agreement, or the other Transaction Documents to which Purchaser is a party and (ii) the fees and expenses incurred by the holders of a majority of the CMGI Shares with respect to defaults or breaches by Purchaser under this Agreement, and the other Transaction Documents to which Purchaser is a party.

          6B. Remedies. Each holder of the Series E Preferred Stock, Class A Common Stock and Underlying Class A Common Stock shall have all rights and remedies set forth in this Agreement and the Certificate of Designation (or as may be amended) and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Each holder of CMGI Shares shall have all rights and remedies set forth in this Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.


          6C. Purchaser's Representations. The Purchaser hereby represents and warrants to the Company that:

               (i) Investment Purpose. Purchaser (i) is acquiring the Series E Preferred Stock or Class A Common Stock and (ii) upon conversion of the Series E Preferred Stock, will acquire the Underlying Class A Common Stock then issuable (the Series E Preferred Stock, the Series A Common Stock and the Underlying Class A Common Stock collectively are referred to herein as the "Securities"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

               (ii) Accredited Investor Status. Purchaser is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

               (iii) Qualified Institutional Buyer. Purchaser is a "qualified institutional buyer", as such term is defined in Rule 144A promulgated under the Securities Act.

               (iv) Reliance on Exemptions. Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties and agreements of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire such securities.

               (v) Information. Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Purchaser. Purchaser has been afforded the opportunity to ask questions of the Company. Purchaser understands that its investment in the Securities involves a high degree of risk. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

               (vi) No Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

               (vi) Transfer or Resale. Purchaser understands that except as provided in the Registration Agreement: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) sold in reliance on an exemption therefrom; and (b) neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Purchaser is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

               (vii) Sophistication. Purchaser has knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments generally, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated. Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. Purchaser can afford a complete loss of its investment in the Securities.

               (viii) Authorization; No Breach.

                      (a) The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which Purchaser is a party, will have been duly authorized by Purchaser as of the Initial Closing. This Agreement and each of the other Transaction Documents to which Purchaser is a party will each constitute a valid and binding obligation of Purchaser, enforceable in accordance with its terms as of the Initial Closing.

                      (b) The execution and delivery by Purchaser of this Agreement and each of the other Transaction Documents to which Purchaser is a party, the offering, sale and issuance of the CMGI Shares hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by Purchaser, do not and shall not as of the Initial Closing (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Purchaser's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of Purchaser or any Subsidiary, or any law, statute, rule or regulation to which Purchaser or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which Purchaser or any Subsidiary is subject, other than filings required under the HSR Act.

               (ix) Capitalization. Schedule 6C sets forth the entire authorized capital stock and the total number of issued and outstanding shares of the capital stock of Purchaser as of the Signing. All of the outstanding shares of capital stock of Purchaser are validly issued, fully paid and nonassessable, and no shares of capital stock are subject to, or have been issued in violation of, preemptive rights. All issuances, sales and repurchases by Purchaser of its shares of capital stock have been effected in compliance with all applicable laws, including, without limitation, applicable Federal and state securities laws. Except as set forth on Schedule 6C, Purchaser has no outstanding securities convertible into or exchangeable for shares of its capital stock or containing profit participation features, and Purchaser has no outstanding options, warrants or rights to subscribe for or to purchase shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock. Purchaser is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any capital stock or any warrants, options or other rights to acquire its capital stock. To Purchaser's knowledge, there are no voting agreements, voting trusts or other agreements (including, but not limited to, contractual or statutory preemptive rights or cumulative voting rights), commitments or understandings with respect to the voting or transfer of the capital stock of Purchaser. The

     CMGI Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, non-assessable and the Company will have good and marketable title to such shares, free and clear of all liens, claims and encumbrances of any kind, other than (x) transfer restrictions under federal and state securities laws, (y) liens, claims or encumbrances imposed due to the actions of the Company, and (z) restrictions imposed pursuant to Sections 6P and 6Q below.

               (x) SEC Filings; Purchaser Financial Statements. The Purchaser has filed all forms, reports and documents required to be filed with the Securities Exchange Commission in connection with and from the date of the initial public offering of its common stock. All such required forms, reports and documents are referred to herein as the "Purchaser SEC Reports." As of their respective dates, the Purchaser SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act, as the case may be, and the rules and regulations of the Securities Exchange Commission thereunder applicable to such Purchaser SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any related notes thereto) contained in the Purchaser SEC Reports (the "Purchaser Financials") fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of Purchaser as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which could not reasonably be expected to, individually or in the aggregate, have a material adverse effect) and the absence of notes (that, if presented, would not differ materially from those included in the Purchaser Financials). Since the date of filing of the most recent Purchaser SEC Report, no event has occurred or circumstance exists with respect Purchaser which could reasonably be expected to have a material adverse effect.

               (xi) Conduct of Ordinary Course. Since the date of the last Purchaser SEC Report, Purchaser has conducted its business only in the ordinary course of business consistent with past custom and practice, has incurred no liabilities other than in the ordinary course of business consistent with past custom and practice and has had no material adverse change in its assets, financial condition, operating results or business.

               (xii) Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon Purchaser or any Subsidiary.

               (xiii) Governmental Consent, etc. Except for any filings required under the HSR Act, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by Purchaser of this Agreement or the Transaction Documents to which Purchaser is a party, or the consummation by Purchaser of any other transactions contemplated hereby or thereby.

          6D. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the Underlying Class A Common Stock. No other course of dealing between the Company and the holder of any Underlying Class A Common Stock or any delay in exercising any rights hereunder or under the Amended Certificate (as may be amended) shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of the Series E Preferred Stock held by the Company or any Subsidiary (and shares issued or issuable upon conversion of such Series E Preferred Stock held by the Company or any Subsidiary) shall not be deemed to be outstanding.

          6E. Survival of Representations and Warranties. All of the representations and warranties contained herein, other than those contained in Sections 4B, 4C, 4H, 4K and 6C (viii), (ix) and (xii) (each of which shall survive the Signing indefinitely), shall survive the Initial Closing for one
(1) year after the date of this Agreement.

          6F. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement (i) which are for Purchaser's benefit as a purchaser or holder of shares of the Series E Preferred Stock, Class A Common Stock or Underlying Class A Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Series E Preferred Stock, Class A Common Stock or such Underlying Class A Common Stock, except that the indemnity obligations of the Company set forth in Section 6N may be enforced only by the Purchaser, and (ii) which are for the Company's benefit as a purchaser or holder of the CMGI Shares are also for the benefit of, and enforceable by, any subsequent holder of such CMGI Shares, except that the indemnity obligations of Purchaser set forth in Section 6O may be enforced only by the Company.

          6G. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          6H. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          6I. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          6J. Generally Accepted Accounting Principles. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies.

          6K. Governing Law. The general corporation law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois. In furtherance of the foregoing, the internal law of the State of Illinois shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

          6L. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to Purchaser at the address indicated for Purchaser at the address set forth below or as otherwise indicated on the stock records of the Company, and to the Company at the address indicated below:

     If to the Company:
                          divine interVentures, inc.
                          4225 Naperville Road, Suite 400
                          Lisle, Illinois  60532
                          Attention: General Counsel

     With a copy to:      Katten Muchin Zavis
                          525 W. Monroe Street
                          Suite 1600
                          Chicago, Illinois 60661-3693
                          Attention: Matthew S. Brown, Esq.

     If to the Purchaser: CMGI, Inc.
                          100 Brickstone Square, 5th Floor
                          Andove, MA  01810
                          Attention: General Counsel

     With a copy to:      Skadden, Arps, Slate, Meagher & Flom LLP
                          One Beacon Street
                          Boston, MA  02108
                          Attention: David T. Brewster, Esq.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          6M. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          6N. Company Indemnification. In consideration of Purchaser's execution and delivery of this Agreement and acquiring the Series E Preferred Stock and Class A Common Stock hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless Purchaser and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to any misrepresentation in or breach of any of the representations and warranties or any nonfulfillment or breach of any covenant or agreement on the part of the Company under this Agreement or the Registration Agreement, provided that the Company shall not be liable to an Indemnitee under this Section 6N for any liability if such liability is caused solely by such Indemnitee's fraud, willful misconduct or gross negligence or default or breach under this Agreement or the Registration Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          6O. Purchaser Indemnification. In consideration of the Company's execution and delivery of this Agreement and acquiring the CMGI Shares hereunder and in addition to all of Purchaser's other obligations under this Agreement, Purchaser shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Company Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Company Indemnified Liabilities"), incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to any misrepresentation in or breach of any of the representations and warranties or any nonfulfillment or breach of any covenant or agreement on the part of the Company under this Agreement, provided that the Company shall not be liable to an Company Indemnitee under this Section 6O for any liability if such liability is caused solely by such Company Indemnitee's fraud, willful misconduct or gross negligence or default or breach under this Agreement. To the extent that the foregoing undertaking by the Purchaser may be unenforceable for any reason, the Purchaser shall make the maximum contribution to the payment and satisfaction of each of the Company Indemnified Liabilities which is permissible under applicable law.

          6P.  Legends.

               (i) The certificates evidencing the Series E Preferred Stock, the Class A Common Stock and the CMGI Shares will include the legend set forth below, which each of the Company and Purchaser has read and understands:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THESE SECURITIES ARE ALSO SUBJECT TO AN INVESTMENT REPRESENTATION AND LOCKUP AGREEMENT WITH THE CORPORATION WHICH RESTRICTS THE TRANSFER THEREOF UNTIL ___________, A COPY OF WHICH CAN BE OBTAINED FROM THE CORPORATION AT ITS EXECUTIVE OFFICES.

               (ii) By accepting the certificates bearing the aforesaid legend, each of the Purchaser and the Company agrees, prior to any transfer of the securities represented by the certificates and subject to the restrictions in Section 6Q, to give written notice to the other expressing its desire to effect such transfer and describing briefly the proposed transfer. Unless such notice relates to securities which the proposed transferor acquired (within the meaning of Rule 144 under the Securities Act ("Rule 144")) hereunder more than a year prior to the date of such notice and is expressing such proposed transferor's desire to effect such transfer pursuant to and in compliance with Rule 144, upon receiving such notice, the recipient shall present copies thereof to its counsel and the following provisions shall apply:

                     (a) if, in the reasonable opinion of counsel acceptable to the recipient, the proposed transfer of such securities may be effected without registration of such securities under the Securities Act and applicable state securities acts, the recipient shall promptly thereafter notify the proposed transferor desiring to transfer such securities, whereupon the proposed transferor shall be entitled to transfer such securities, all in accordance with the terms of the notice delivered by the proposed transferor and upon such further terms and conditions as shall be required to ensure compliance with the Securities Act and the applicable state securities acts, and, upon surrender of the certificate evidencing such securities, in exchange therefor, a new certificate not bearing a legend of the character set forth above if such counsel reasonably believes that such legend is no longer required under the Securities Act and the applicable state securities acts; and

                     (b) if, in the reasonable opinion of such counsel, the proposed transfer of such securities may not be effected without registration of such securities under the Securities Act or the applicable state securities acts, a copy of such opinion shall be promptly delivered to the proposed transferor, and such proposed transfer shall not be made unless such registration is then in effect.

               (ii) Either Purchaser or the Company may, from time to time, make stop transfer notations in its records and deliver stop transfer instructions to its transfer agent to the extent their respective counsel considers it necessary to ensure compliance with the Securities Act and the applicable state securities acts.

  6Q.  Lock-up Agreements.

               (i) In order to induce Purchaser to enter into this Agreement, until the 12-month anniversary of the Subsequent Closing, the Company shall not, directly or indirectly, without the prior written consent of Purchaser, sell, offer to sell, contract to sell, assign, transfer or otherwise dispose of, or engage in any other transaction (including, without limitation, any pledge, collar, hedge or short sale) which reduces the risk of ownership of, any of the CMGI Shares. The Company agrees and consents to the entry of stop transfer instructions with Purchaser's transfer agent against the transfer of the CMGI Shares held by the Company except in compliance with the foregoing restrictions.

               (ii) In order to induce the Company to enter into this Agreement, until the 12-month anniversary of the Subsequent Closing, in the case of the Class A Common Stock purchased hereunder, or the 6-month anniversary of the Subsequent Closing, in the case of the Series E Preferred Stock and Underlying Class A Common Stock purchased hereunder, Purchaser shall not, directly or indirectly, without the prior written consent of the Company, sell, offer to sell, contract to sell, assign, transfer or otherwise dispose of, or engage in any other transaction (including, without limitation, any pledge, collar, hedge or short sale) which reduces the risk of ownership of, any of such securities. Purchaser agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Class A Common Stock, Series E Preferred Stock and Underlying Class A Common Stock held by the Company except in compliance with the foregoing restrictions.

                 [Remainder of page intentionally left blank.
                            Signature page follows.]

          IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement on the date first written above.



                                    DIVINE INTERVENTURES, INC.


                                    By: /s/ Michael P. Cullinane
                                       -----------------------------------
                                        Michael P. Cullinane
                                        Executive Vice President


                                    CMGI, INC.

                                    By: /s/ William Williams II
                                       ------------------------------------
                                    Its: Vice President and General Counsel
                                        -----------------------------------



                     (SIGNATURE PAGE TO PURCHASE AGREEMENT)